Exhibit 99.1

    NEWS RELEASE

NN, Inc. Executive Management to Present at the
Sidoti Micro-Cap Virtual Investor Conference

CHARLOTTE, N.C., Jan. 16, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, announced today that Harold Bevis, President and Chief Executive Officer, and Michael Felcher, Senior Vice President and Chief Financial Officer, will present virtually at the Sidoti Micro-Cap Virtual Conference on January 18, 2024, at 1:00 p.m. ET. A link to the webcast and associated presentation materials can be accessed through the investor section of the Company’s website at www.nninc.com.

In addition, executive management will be hosting one-on-one and group meetings with institutional investors that have registered to attend the conference.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in- depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.

Investor & Media Contacts:
Joe Caminiti or Alec Steinberg, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870